Exhibit 99.2

For Immediate Release – November 11, 2008

Polaris Acquisition Corp. Announces Revised Terms for
Merger with Hughes Telematics

Improved Terms for Polaris Shareholders

Polaris to Hold Conference Call to Discuss Transaction

New York, NY – November 11, 2008 - Polaris Acquisition Corp., (“Polaris”) (AMEX: TKP) a Special Purpose Acquisition Company, announced today that it has entered into an amended and restated merger agreement relating to its previously announced merger with Hughes Telematics Inc. (“Hughes Telematics”), a growing telematics company. The all-stock transaction is now valued at approximately $385 million. Polaris believes that the revised terms of the transaction provide its shareholders with an even more attractive opportunity to participate in a rapidly growing technology-enabled information and services company that is poised for strong recurring revenues and earnings.

Holders of Polaris common stock who do not elect conversion will continue to keep their shares after the closing of the transaction in the same manner as under the original agreement. However, the amended and restated agreement includes the following revised terms:

-	Subject to certain adjustments, Hughes Telematics shareholders will now receive approximately 15 million shares of Polaris common stock at closing, versus 45 million under the previous agreement. The 30 million shares that were to be provided at closing to Hughes Telematics shareholders under the prior structure are now deferred to the earn-out structure described below.

-	Within the five year period following closing, Hughes Telematics shareholders are now eligible to receive up to an additional 30 million shares of Polaris common stock upon the achievement of certain stock price targets set in the prior structure, which are as follows:

o	At $20.00 between the first and fifth anniversary of closing, 23.6 million shares (versus 9.7 million previously)
o	At $24.50 between the second and fifth anniversary of closing, 17.7 million shares (versus 9.7 million previously)
o	At $30.50 between the third and fifth anniversary of closing, 17.7 million shares (versus 9.7 million previously)
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The Polaris founders agree to deposit 1.25 million shares of their Polaris common stock into an escrow, to be released upon the achievement of a $20.00 stock price target between the first and fifth anniversaries of closing.

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If the first share price target is achieved between the first and second anniversary of the closing, the Hughes Telematics shareholders and the Polaris founders are restricted from selling the associated shares for one year after their release from escrow. For any share price targets achieved after the second anniversary of closing, the Hughes Telematics shareholders and the Polaris founders are restricted from selling the associated shares until the earlier of 6 months after their release from escrow or the fifth anniversary of closing.

As per the original agreement, the revised terms of the transaction provide Hughes Telematics with access to approximately an additional $140 million in capital to fund the company’s growth opportunities. This capital is in addition to the approximately $90 million invested to date by an affiliate of Apollo Management L.P. (“Apollo”). As per the original agreement, Apollo, which will maintain its current stake in Hughes Telematics, has agreed, along with management and other Hughes Telematics shareholders, to a two-year lock-up of the Polaris shares received at closing, and it will continue to play an important role in guiding the Company’s management team.

Hughes Telematics shareholders are expected to initially own approximately 39% of the fully diluted equity of the combined company, and the Hughes Telematics management team, with significant experience in telematics, satellite radio, wireless, automotive and entrepreneurial initiatives, will continue to manage the company. Hughes Telematics shareholders will also be permitted to vote the 59 million earn-out shares while they are in escrow, giving them control over the majority of the voting power of the company after closing.

Marc Byron, Chairman and CEO of Polaris said, “We remain highly confident in the Hughes Telematics story and believe that this transaction is now even more compelling for our investors. Having had the chance to spend the last five months working intimately with Jeff Leddy and his management team, we are more convinced than ever that Hughes Telematics possesses the technology prowess, the vision and the leadership to forge partnerships with the key players across the automotive and telematics spectrum. The revisions that we have made to this deal send a clear message that we believe in the future of Hughes Telematics, but also realize that because of the realties of the current market we must look to mitigate any near-term risk for our investors.”

Jeff Leddy, CEO of Hughes Telematics said, “We are extremely pleased with the progress we have made on our business plan since the initial announcement of the merger with Polaris. To date, we have achieved all production schedule and performance requirements and remain on track for the second half 2009 launch dates. With access to additional capital from this merger, we are able to fully fund operations and aggressively move forward with our long-term growth initiatives. We are actively engaged in discussions with additional global OEM’s, all which endorse the value of telematics, particularly as increasing numbers of car buyers demand more integrated and interactive safety, convenience, information and entertainment options in their vehicles. We are confident in our ability to expand our offering to new markets in the coming year and look forward to the completion of our merger with Polaris.”

For more information on the transaction, visit www.HTIPolaris.com

Investor Conference Call
Hughes Telematics and Polaris will host a conference call on November 11, 2008 at 3:00 p.m. Eastern Time (ET) to discuss the transaction. The call will be open to the public.

All interested parties should dial (888) 753 - 4238 (within the U.S.) or (706) 679 - 3591 (outside the U.S.) 10 to 15 minutes prior to the scheduled start of the call. The conference call ID is 73424561.

About Polaris Acquisition Corp.
Polaris Acquisition Corp. is a special purpose acquisition company formed for the purpose of acquiring a growing subscription-based business or assets. Polaris went public on January 17, 2008 and trades on the AMEX under the ticker “TKP.U”.

For more information, visit www.polarisacq.com

About Hughes Telematics
Hughes Telematics, Inc. is an Atlanta-based automotive technology solutions company that provides consumers with an extensive line of in-vehicle telematics. Hughes Telematics is majority owned by Apollo management, a leading private equity firm, which also manages various enterprises in the telecommunications sector including Hughes Network Systems, LLC, a service provider to Hughes Telematics. Hughes Telematics’ existing assets also include wholly-owned subsidiary Networkfleet, Inc. The San Diego, CA based company is a leader in remote vehicle diagnostics, and offers an integrated GPS tracking and diagnostic monitoring system for wireless vehicle management.

For more information, visit www.hughestelematics.com.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect,' "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Polaris' and Hughes Telematics'

expectations with respect to future performance, anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; and the timing of the completion of the merger transaction and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the telematics environment; (2) competitive actions taken by automotive manufacturers or other telematics firms; (3) general economic conditions; (4) actions taken or conditions imposed by the United States and foreign governments; and (5) the willingness of customers to use the services. Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions.

Polaris and Hughes Telematics caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Polaris' most recent filings with the Securities and Exchange Commission ("SEC"). All subsequent written and oral forward-looking statements concerning Hughes Telematics, Polaris, the merger, the related transactions or other matters and attributable to Polaris or Hughes Telematics or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Hughes Telematics and Polaris do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Polaris will file with the Securities and Exchange Commission (“SEC”) a proxy statement. Polaris will mail the proxy statement to its stockholders. Polaris urges investors and security holders to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). For more information, you may also visit www.HTIPolaris.com.

Polaris and its directors, executive officers and certain other members of management and employees may be soliciting proxies from Polaris stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Polaris stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Polaris’s executive officers and directors in its Prospectus, current Reports on Form 8-K and other documents that have previously been filed with the SEC.

Contacts
Erica Bartsch
Sloane & Company Public Relations
(212) 486-9500

Robert Lewis
Hughes Telematics
(770) 391-6400

Jerry Stone
Polaris Acquisition Corp.
(800) 705-6045 Ext 304